                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                -------------------------------------------------
                                December 10, 2001

                                 PROXYMED, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         FLORIDA                        0-22052                  65-0202059
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



     2555 Davie Road, Suite 110, Ft. Lauderdale, Florida         33317-7424
     ---------------------------------------------------         ----------
           (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code (954) 473-1001

ITEM 9. REGULATION FD DISCLOSURE.

         ProxyMed, Inc. ("ProxyMed" or the "Company") is furnishing this Current Report on Form 8-K with respect to presentations to be made by management of the Company to certain current and new institutional and research analysts. The presentations will be made during the week of December 10, 2001. Certain of the information that will be disclosed in the course of the presentations is set forth in this Current Report. The furnishing of this information is not intended to constitute a determination by the Company that this information is material or that the dissemination of this information is required by Regulation FD. In addition, the information provided in this Current Report is presented as of December 10, 2001, and the Company does not assume any obligation to update such information in the future. The information contained in this Current Report shall not be deemed to be filed under the Exchange Act and shall not be incorporated by reference into the Company's other filings under the Exchange Act of 1934 or the Securities Act of 1933.

         ProxyMed is positioned today as the largest provider of retail pharmacy connectivity, the largest provider of lab results reporting devices, and the second largest physician connectivity clearinghouse. The Company's current business strategy remains focused on connecting physicians with their contracted financial and clinical partners so that they can conduct value-added EDI (Electronic Data Interchange) transactions. The Company maintains an open electronic network for electronic transactions with no ownership interest in the front-end (i.e., physician practice management software system vendors) or back-end (i.e., pharmacies, payers and laboratories) markets, unlike its competitors. The Company's strategy is to grow revenues by adding front-end physician prescribers through our strategic partners to drive our transaction volume and to expand our back-end connectivity to labs, pharmacies, PBMs and payers.

         Based upon internal projections, the Company expects to generate the following annual consolidated revenues: $50.0 million to $55.0 million in 2002 and $67.5 million to $75.0 million in 2003. Additionally, EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) as adjusted for non-recurring charges, is expected to be $6.0 million to $7.0 million in 2002 and $12.0 million to $15.0 million in 2003.

         These projections are based on management's estimates of achieving growth both internally and through its acquisition strategy and represents its current forecast for 2002 and 2003 based upon a number of factors and assumptions including, but not limited to, general business trends, market opportunities, the current eHealth environment, government legislation under HIPAA (the Healthcare Insurance Portability and Accountability Act), and identified and unidentified acquisition candidates.

         FORWARD LOOKING STATEMENTS - This document contains forward-looking statements that reflect the Company's current assumptions and expectations regarding future events. While these statements reflect the Company's current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to the soundness of our business strategies relative to the perceived market opportunities; our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; our ability to consummate and integrate any acquisitions successfully; our ability to compete effectively on price and support services; our assessment of the healthcare industry's need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in our filings with the Securities and Exchange Commission, which we strongly urge you to read. ProxyMed expressly disclaims any intent or obligation to update any forward-looking statements. When used, the words "believes," "estimated," "expects," "anticipates," "may" and similar expressions are intended to identify forward-looking statements.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PROXYMED, INC.



Date:  December 10, 2001               /s/ Judson E. Schmid
                                       -----------------------------------------
                                       Judson E. Schmid, Executive Vice
                                       President and Chief Financial Officer